Exhibit 23

Consent of Independent Registered Public Accounting Firm

Video Display Corporation
Tucker, Georgia

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-15337) of Video Display Corporation of our reports dated June 14, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

Atlanta, Georgia June 17, 2005	/s/ BDO Seidman, LLP